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                                                                     EXHIBIT 5.1
                       OPINION OF VINSON & ELKINS L.L.P.


(713) 758-3615                                                    (713) 615-5457




                               September 12, 1996


Patina Oil & Gas Corporation
1625 Broadway, Suite 2000
Denver, Colorado 80202

Ladies and Gentlemen:

         We have acted as counsel to Patina Oil & Gas Corporation, a Delaware corporation ("Patina"), in connection with the preparation of Patina's Registration Statement on Form S-4 (the "Registration Statement") filed by Patina with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), which Registration Statement relates to the proposed issuance by Patina of (i) certain shares of Patina's 7.125% Convertible Preferred Stock, $.01 per share (the "Patina Preferred Stock"), in connection with the proposed redemption, reclassification and exchange of $12.00 Convertible Preferred Stock of Gerrity Oil & Gas Corporation (the "Gerrity Preferred Stock") represented by Depositary Shares each representing an interest in one eighth of a share of Gerrity Preferred Stock (the "Depositary Shares"), into shares of Patina Preferred Stock at an exchange ratio of .5270 shares of Patina Preferred Stock for each Depositary Share, and
(ii) the shares of Common Stock, par value $.01 per share (the "Common Stock") that may be issued upon conversion of the Patina Preferred Stock in accordance with the terms thereof. In that regard we are passing upon certain legal matters in connection with the foregoing issuances of Patina Preferred Stock and Common Stock. At your request, this opinion is being furnished to you for filing as an exhibit to the Registration Statement. Terms capitalized herein which are not defined herein have the respective meanings assigned in the Registration Statement.

         In connection with rendering this opinion, we have examined such certificates, instruments, and documents and reviewed such questions of law as we have considered necessary or appropriate for purposes of this opinion. In addition, we have relied as to factual matters on certificates of certain public officials and officers of Patina.

         Based upon the foregoing examination and review, we are of the opinion that:

                 (i) when (a) the proposed Certificate of Amendment (in substantially the form attached as an Annex to the Information Statement/Prospectus forming a part of the Registration Statement) has been approved by the holders of common stock of Gerrity and the Gerrity Preferred Stock as required by the Delaware General Corporation Law (the "DGCL") and has been filed with the appropriate officials of the State of Delaware in accordance with the DGCL, and
         (b) the Registration Statement has been declared effective, the shares of Patina Preferred Stock issued upon redemption, reclassification and exchange of shares of Gerrity Preferred Stock shall be validly issued, fully paid and nonassessable;

                 (ii) the shares of Common Stock initially issuable upon the conversion of the Patina Preferred Stock in accordance with the terms thereof have been authorized for issuance and, when such shares of Common Stock have been duly issued in accordance with the terms of the Patina Preferred Stock, such shares of Common Stock will be validly issued, fully paid and nonassessable.
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Patina Oil & Gas Corporation
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September 12, 1996


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the caption "Legal Matters" in the Information Statement/Prospectus forming a part of the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        /s/   VINSON & ELKINS L.L.P.

                                        VINSON & ELKINS L.L.P.